As filed with the Securities and Exchange Commission on December 18, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Converium Finance S.A.

(Exact name of registrant as specified in its charter)

N/A

(Translation of registrant’s name into English)

Luxembourg	9999	Not applicable
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

54, boulevard Napoleon, Ier, L-2210 Luxembourg, +352 1 47684 7524

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corcoran H. Byrne, Esq., Senior Vice President and General Counsel, Converium Reinsurance (North America), Inc.

One Chase Manhattan Plaza, New York NY 10005, (212) 898-5238
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Converium Holding AG

(Exact name of registrant as specified in its charter)

N/A

(Translation of registrant’s name into English)

Switzerland	6331	Not applicable
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Baarerstrasse 8, 6300 Zug, Switzerland

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corcoran H. Byrne, Esq., Senior Vice President and General Counsel, Converium Reinsurance (North America), Inc.

One Chase Manhattan Plaza, New York NY 10005, (212) 898-5238
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Converium AG

(Exact name of registrant as specified in its charter)

N/A

(Translation of registrant’s name into English)

Switzerland	6331	Not applicable
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

General Guisan Quai 26, 8002 Zurich, Switzerland

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corcoran H. Byrne, Esq., Senior Vice President and General Counsel, Converium Reinsurance (North America), Inc.

One Chase Manhattan Plaza, New York NY 10005, (212) 898-5238
(Name, address, including zip code, and telephone including area code, of agent for service of process)

Copies to:
Gregory B. Astrachan, Esq. Willkie Farr & Gallagher 1 Angel Court London, EC2R 7EP (44) 20 7696 5454	Christian Felderer Converium AG General Guisan – Quai 26 8022 Zurich Switzerland (41) 1-639-9393	Paul Kumleben, Esq. Davis Polk & Wardwell 99 Gresham Street London, EC2V 7NG (44) 20 7418 1300

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

    If this Form is being filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☒ 333-101169; 333-101169-01; 333-101169-02

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering Price	Aggregate	Registration
Securities to be Registered	be Registered(1)	Per Note	Offering Price(1)	Fee

Guaranteed Subordinated Notes	$28,750,000	100%	$28,750,000	$2,645

Subordinated Guarantee of Subordinated Notes				(1)

(1)	Pursuant to Rule 457(n), no separate fee for the Subordinated Guarantee is payable.

    In accordance to Rule 462(b) of the Securities and Exchange Commission's rules and regulations under the Securities Act of 1933, as amended, this registration statement incorporates by reference the registrants' registration statement on Form F-1 (Registration No. 333-101169) to which this registration statement relates.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Zurich, Switzerland on December 18, 2002.

CONVERIUM FINANCE SA

By: /s/ CHRISTIAN FELDERER

Name: Christian Felderer
Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Zurich, Switzerland on December 18, 2002.

CONVERIUM HOLDING AG

By: /s/ RALF ARNDT
Name: Ralf Arndt
Title: Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Zurich, Switzerland on December 18, 2002.

CONVERIUM AG

By: /s/ CHRISTIAN FELDERER
Name: Christian Felderer
Title: Attorney-in-fact

EXHIBITS

Exhibit
Number		Description

1.1		Form of Underwriting Agreement.**
3.1.	1	Articles of Incorporation of Converium Finance S.A., adopted October 7, 2002.**
3.1.	2	Articles of Incorporation of Converium AG, adopted September 28, 2001.**
3.1.	3	Articles of Incorporation of Converium Holding AG, adopted November 8, 2001.*
3.2		Bylaws of Converium Holding AG, adopted November 16, 2001.*
3.3		Bylaws of Converium AG, adopted May 29, 2002.**
4.1
Indenture, dated as of October 20, 1993 between Zurich Reinsurance Centre Holdings, Inc. and The Bank of New York, as Trustee, relating to $200,000,000 principal amount of 7 1/8 % Senior Notes due 2023 (and assumed by Converium Holdings (North America) Inc. pursuant to the Supplement Indenture included as Exhibit 4.2 hereto).*

4.2
First Supplemental Indenture among Zurich Reinsurance Centre Holdings, Inc., as Issuer, Converium Holdings (North America) Inc., as Guarantor, and The Bank of New York, as Trustee, dated as of November 20, 2001.*

4.3		Form of Indenture between Converium Finance, S.A., as Issuer, Converium AG and Converium Holding AG as Guarantors and JPMorgan Chase Bank as Trustee, Calculation Agent and Paying Agent.**
4.4		Form of the 8.25% Guaranteed Subordinated Notes Due 2032 (included in Exhibit 4.3 hereto).**
5.1		Opinion of Arendt & Medernach.
5.2		Opinion of Willkie Farr & Gallagher.
5.3		Opinion of Schellenberg Wittmer.
10.1		Master Agreement by and among Zurich Financial Services and Converium Holding AG, dated December 1, 2001.*
10.2		Stock Purchase Agreement between Zurich Reinsurance Centre Holdings, Inc. and Converium Holdings (North America) Inc., dated as of October 1, 2001.*
10.3		Agreement for the Sale and Transfer of Shares in Zürich Rückversicherung (Köln) Aktiengesellschaft, dated September 28, 2001.*
10.4		Quota Share Retrocession Agreement between Zurich Insurance Company (including its Singapore, Labuan and Bermuda branches) and Converium AG, dated October 1, 2001 (and effective as of July 1, 2001).*
10.5		Quota Share Retrocession Agreement between Zurich International (Bermuda) Ltd. and Converium AG, dated October 1, (and effective as of July 1, 2001).*
10.6		Asset Purchase and Assumption of Liability Agreement between Zurich Insurance Company and Converium AG, dated September 28, 2001.*
10.7		Excess of Loss Reinsurance Agreement between Zurich Insurance Company and Zurich Reinsurance Centre f/k/a Zurich Reinsurance Company of America, dated as of February 2, 1993.*
10.8		Stop Loss Reinsurance Agreement between Zurich Insurance Company and Zurich Reinsurance Centre f/k/a Zurich Reinsurance Company of America, dated as of March 5, 1993.*
10.9		Aggregate Excess of Loss Agreement between Zurich Reinsurance (North America), Inc. and Zurich Insurance Company, dated July 1, 1997.*
10.10		Indemnity Agreement (Unicover) between Zurich Reinsurance (North America), Inc. and Zurich Insurance Company, dated as of October 1, 2001.*
10.11		Indemnity Agreement (September 11th Cessions) between Zurich Reinsurance (North America), Inc. and Zurich Insurance Company, dated as of October 1, 2001.*
10.12		Indemnity Agreement (September 11th Losses) between Zürich Rückversicherung (Köln) Aktiengesellschaft and Zurich Insurance Company, dated as of October 1, 2001.*
10.13		Partial Commutation Agreement between Zurich Reinsurance (North America), Inc. and Zurich Insurance Company, dated as of October 1, 2001.*
10.14
Master Novation and Indemnity Reinsurance Agreement among Zurich Reinsurance (North America), Inc., Centre Insurance Company, Centre Solutions (U.S.) Limited and Zurich Insurance Company, Bermuda Brach, dated as of October 1, 2001.*

10.15
Group Reinsurance Business Master Novation and Indemnity Reinsurance Agreement by and among Zurich Reinsurance (North America), Inc., Zurich Insurance Company and Zurich International (Bermuda) Ltd., dated as of October 1, 2001.*

Exhibit
Number	Description

10.16
Commutation Agreement (covering the Aggregate Excess of Loss Reinsurance Agreement effective January 1, 1991 through December 31, 1993) between Zurich Reinsurance (North America), Inc. and Centre Reinsurance Limited, dated as of October 1, 2001.*

10.17
Commutation Agreement (covering the Aggregate Excess of Loss Reinsurance Agreement effective January 1, 1994 through December 31, 1994) between Zurich Reinsurance (North America), Inc. and Centre Reinsurance International Company, dated as of October 1, 2001.*

10.18
Commutation Agreement (covering the Aggregate Excess of Loss Reinsurance Agreement effective January 1, 1995) between Zurich Reinsurance (North America), Inc. and Centre Reinsurance Limited, dated as of October 1, 2001.*

10.19
Commutation Agreement (covering the Obligatory Surplus Share Reinsurance Agreement effective October 1, 1995) between Zurich Reinsurance (North America), Inc. and Centre Reinsurance Limited, dated as of October 1, 2001.*

10.20
Commutation Agreement (covering the Obligatory Surplus Share Reinsurance Agreement effective November 6, 1992) between Zurich Reinsurance (North America), Inc. and Centre Reinsurance International Company, dated as of October 1, 2001.*

10.21
Agreement Amending and Terminating Centre Reinsurance Dublin Affiliated Group Tax Allocation Agreement among Orange Stone Delaware Holdings Limited Orange Stone Reinsurance, Centre Reinsurance Holdings (Delaware) Limited, Centre Reinsurance (U.S.) Limited, Zurich Reinsurance Centre Holdings, Inc., Zurich Reinsurance (North America), Inc., ZC Insurance Company, ZC Specialty Insurance Company, Centre Risk Advisors, Inc., Constellation Reinsurance Company, Centre Re Services, Inc., Zurich Global Assets LLC, formerly known as BDA/ US Services Limited, ZC Management Corporation, ZC Resource LLC, ZC Property Management, Inc. and Claims Solutions Group, dated October 1, 2001.*

10.22	Catastrophe Cover Retrocession Agreement by and between Converium AG and Zurich Insurance Company, dated December 1, 2001.*
10.23	Stock Purchase Agreement between Zurich Reinsurance (North America), Inc. and Centre Strategic Investments Holdings Limited, dated August 23, 2001.*
10.24	Run-off Services and Management Agreement between Zurich Insurance Company and Converium AG, dated December 3, 2001.*
10.25
Tax Sharing and Indemnification Agreement among Zurich Reinsurance Centre Holdings, Inc., Orange Stone Delaware Holdings Limited, Converium Holdings (North America) Inc., Zurich Reinsurance (North America), Inc. and Zurich Insurance Company, dated as of October 1, 2001.*

10.26	Tax Sharing and Indemnification Agreement between Zurich Financial Services, Zurich Insurance Company, Converium Holding AG and Converium AG dated December 3, 2001.*
10.27	Form of Converium Standard Stock Option Plan for Non-U.S. Employees.*
10.28	Form of Converium Standard Stock Purchase Plan for Non-U.S. Employees.*
10.29	Omnibus Share Plan for U.S. Employees.*
10.30	Converium Employee Stock Purchase Plan for U.S. Subsidiaries.*
10.31	Form of Converium Annual Incentive Deferral Plan.*
10.32	Investment Management Agreement between ZC Insurance Company and Scudder Kemper Investments, Inc., dated January 1, 2000.*
10.33	Investment Management Agreement between Zurich Reinsurance (North America), Inc. and Scudder Kemper Investments, Inc., dated May 28, 1999.*
10.34	Investment Management Agreement between Zurich Beteilgungs-Aktiengesellschaft and Zürich Rückversicherung (Köln) Aktiengesellschaft, dated November 29, 2000.*
10.35	Lease, between Zurich Insurance Company and Converium AG, dated August 29, 2001.*
10.36	Sublease Support Agreement among Zurich Reinsurance (North America), Inc., Global Asset Holdings Limited and Centre Insurance Company, dated as of October 1, 2001.*
10.37	Sublease between ZC Resource LLC and Zurich Reinsurance (North America), Inc., dated as of June 20, 2001.*
12.1	Computation of ratio of earnings to fixed charges.**
21.1	Subsidiaries of the Registrants.**
23.1	Consent of Arendt & Medernach (included as part of Exhibit 5.1 hereto).
23.2	Consent of Willkie Farr & Gallagher (included as part of Exhibit 5.2 hereto).
23.3	Consent of Schellenberg Wittmer (included as part of Exhibit 5.3 hereto).

Exhibit
Number	Description

23.4	Consent of PricewaterhouseCoopers, independent accountants.
24.1	Powers of Attorney (included on signature pages).**
25.1	Form T-1 Statement of Eligibility of Trustee with respect to the indenture.**

*	Incorporated by reference to Converium Holding AG’s Registration Statement (File No. 333-14106) filed on Form F-1 on December 10, 2001.

**	Incorporated by reference to Converium’s Registration Statement filed on Form F-1 on December 18, 2002 (File No. 333-101169).